UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2019

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	58-2086934
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Abernathy Road, Suite 260

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which Registered
Common Stock, par value $0.001 per share	BZH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Registration Rights Agreement

On September 24, 2019, Beazer Homes USA, Inc. (the “Company”) issued and sold $350 million aggregate principal amount of its 7.250% Senior Notes due 2029 (the “Notes”) through a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes were initially sold pursuant to a purchase agreement, dated September 10, 2019, among the Company, the wholly-owned subsidiaries named as guarantors therein (the “Guarantors”) and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”). The Company will use net proceeds from the offering, together with proceeds from the Company’s unsecured term loan facility and cash on hand, to fund the repayment of the $500 million aggregate principal amount of its outstanding 8.750% Senior Notes due 2022 (the “2022 Notes”), including fees and expenses related to the tender offer and consent solicitation offer for the 2022 Notes.

Interest on the Notes is payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing April 15, 2020. The Notes will mature on October 15, 2029.

The Notes were issued under an Indenture, dated September 24, 2019 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture contains covenants which, subject to certain exceptions, limit the ability of the Company and its restricted subsidiaries (as defined in the Indenture) to, among other things, incur additional indebtedness or issue certain preferred shares, create liens on assets to secure indebtedness, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments and consolidate or merge. The Indenture contains customary events of default. Upon the occurrence of an event of default, payments on the Notes may be accelerated and become immediately due and payable.

Upon a change of control (as defined in the Indenture), the Indenture requires the Company to make an offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest.

The Company may redeem the Notes at any time prior to October 15, 2024, in whole or in part, at a redemption price equal to 100% of the principal amount, plus a customary make-whole premium, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, at any time on or prior to October 15, 2022, the Company may redeem up to 35% of the aggregate principal amount of Notes with the proceeds of certain equity offerings at a redemption price equal to 107.250% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption; provided, that at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remain outstanding after such redemption. Furthermore, at any time prior to the maturity of the Notes, if at least 90% of the principal amount of the Notes have previously been repurchased and cancelled in connection with a change of control offer (as defined in the Indenture) the Company may redeem all of the remaining Notes at a redemption price equal to 101% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date. On or after October 15, 2027, the Company may redeem some or all of the Notes at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes rank equally in right of payment with all of the Company’s existing and future senior unsecured obligations, senior to all of the Company’s existing and future subordinated indebtedness and effectively subordinated to the Company’s existing and future secured indebtedness, including indebtedness under the Company’s revolving credit facility, to the extent of the value of the assets securing such indebtedness. The Notes and related guarantees are structurally subordinated to all indebtedness and other liabilities of all of the Company’s subsidiaries that do not guarantee the Notes. The Notes are fully and unconditionally guaranteed jointly and severally on a senior basis by the Guarantors.

In connection with the issuance of the Notes, the Company and the Guarantors entered into a Registration Rights Agreement, dated as of September 24, 2019 (the “Registration Rights Agreement”), with the representative of the Initial Purchasers. The Registration Rights Agreement requires the Company to register under the Securities Act the issuance, in exchange for the privately-placed Notes, of 7.250% Senior Notes due 2029 (the “Exchange Notes”) having substantially identical terms to the Notes and to complete the exchange or, if the exchange cannot be effected, to file and keep effective a shelf registration statement for resale of the privately-placed Notes. Failure of the Company to comply with the registration and exchange requirements in the Registration Rights Agreement within the specified time period would require the Company to pay as liquidated damages additional interest on the privately-placed Notes until the failure to comply is cured.

The foregoing descriptions of the Indenture, the Notes and the Registration Rights Agreement are qualified in their entirety to the Indenture, the forms of the Notes and the Registration Rights Agreement filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated in this Item 1.01 by reference.

The Initial Purchasers or their affiliates have performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses.

Third Supplemental Indenture

On September 24, 2019, the Company successfully completed the consent solicitation (the “Consent Solicitation”) component of its previously announced tender off and consent solicitation (together, the “Offer and Consent Solicitation”) in respect of certain proposed amendments to the indenture governing the 2022 Notes (the “Existing 2022 Notes Indenture”). Upon completion of the Consent Solicitation, the Company entered into a Third Supplemental Indenture among the Company, the Guarantors and the Trustee (the “Third Supplemental Indenture”), to amend the Existing 2022 Notes Indenture. The Third Supplemental Indenture reduced the notice requirements for optional redemption from 15 days to two days, eliminated substantially all of the restrictive covenants and several events of default and eliminated or modified certain other provisions contained in the Existing 2022 Notes Indenture.

The foregoing description of the Third Supplemental Indenture is qualified in its entirety to the Third Supplemental Indenture filed herewith as Exhibit 4.4 and is incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events

Redemption Notice

On September 24, 2019, the Company issued a notice of redemption to redeem the approximately $34.7 million aggregate principal amount of 2022 Notes that remained outstanding following the early settlement date of its Offer and Consent Solicitation. The redemption is being made pursuant to the terms of the Existing 2022 Notes Indenture (as amended by the Third Supplemental Indenture), at a redemption price of 104.375% of par plus accrued interest to the date of redemption.

Press Release

On September 24, 2019, the Company issued a press release announcing the completion of the refinancing transaction. A copy of this release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of September 24, 2019, between the Company, the Guarantors and U.S. Bank National Association, as trustee.

4.2	Form of 7.250% Senior Note due 2029 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of September 24, 2019, between the Company, the Guarantors and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers.

4.4	Third Supplemental Indenture, dated as of September 24, 2019, between the Company, the Guarantors and U.S. Bank National Association, as trustee.

99.1	Press release dated September 24, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 24, 2019

BEAZER HOMES USA, INC.

By:	/s/ Keith L. Belknap
Keith L. Belknap
Executive Vice President and General Counsel